 EXHIBIT 99.1

Track Group Reports 3rd Quarter Fiscal 2021 Financial Results

Total Revenue up 21%, Operating Income up 28%, Adjusted EBITDA up 23%, Continued Net Loss Turnaround

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its third quarter ended June 30, 2021 (“Q3 FY21”). In Q3 FY21, the Company posted (i) total revenue of $10.3 million, an increase of approximately 21% over total revenue for the same period last year (“Q3 FY20”); (ii) operating income of $1.3 million, representing an increase of 28% compared to Q3 FY20 operating income of $1.0M; (iii) adjusted EBITDA of $2.8 million in Q3 FY21, up 23% compared to $2.3 million for Q3 FY20; and (iv) net income attributable to common shareholders of $1.2M in Q3 FY21 compared to a net income of $0.4 million in Q3 FY20.

“I am extremely proud of all our employees and partners who have continued to remain motivated and productive during such a challenging and unprecedented time; resulting in another outstanding company performance for the quarter ended June 2021,” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

●

Strong quarterly total revenue of $10.3 million in Q3 FY21, up 21% compared to Q3 FY20 total revenue of $8.5 million and total revenue for the 9 months ended June 30, 2021 (“9M FY21”) of $29.6 million was up approximately 18% compared to revenue of $25.0 million for the 9 months ended June 30, 2020 (“9M FY20”).

●

Gross profit of $5.6 million in Q3 FY21 was up 22% compared to Q3 FY20 gross profit of $4.6 million. Gross profit for the 9M FY21 was $16.3 million, or up 19% compared to gross profit of $13.7 million for 9M FY20.

●

Total operating expense for Q3 FY21 of $4.3 million was up 20% versus Q3 FY20’s total operating expense of $3.6 million. The favorable increase in quarterly gross profit more than offset the rise in operating expense which led to operating income in Q3 FY21 of $1.3 million compared to operating income of $1.0 million for Q3 FY20, representing an improvement of 28%. Similarly, for the 9M FY21, operating income was $4.4 million compared to operating income of $1.6 million, representing an increase of 182%.

●

Adjusted EBITDA for the Q3 FY21 was $2.8 million, an increase of nearly 23%, compared to $2.3 million for Q3 FY20. Adjusted EBITDA in Q3 FY21 as a percentage of revenue remained flat at 27%, compared to Q3 FY20. Adjusted EBITDA for the 9M FY21 was $8.3 million compared to the Adjusted EBITDA for 9M FY20 of $5.7 million, representing an improvement of approximately 47%. Similarly, Adjusted EBITDA for the 9M FY21 as a percentage of revenue also increased to 28%, compared to 23% for the 9M FY20.

●

The cash balance of $8.3 million at June 30, 2021 was up 22% compared to $6.8 million at September 30, 2020 and up 24% compared to $6.7 million at March 31, 2021 notwithstanding significant capital investments made by the Company of approximately $3.8 million in the 9M FY21 and $1.1 million in Q3 FY21 to build additional monitoring devices and software to accommodate increased customer demand. Capital investments for the 9M FY21 were up 92% compared to the same period last year.

●

Net income attributable to common shareholders in Q3 FY21 was $1.2 million compared to net income of $0.4 million in Q3 FY20, a change principally attributable to the Company’s strong operating performance and the increase in other income. Net income attributable to common shareholders for the 9M FY21 was $4.8 million, up significantly compared to the net loss of approximately $1.5 million for the 9M FY20.

Business Outlook

As of August 10, 2021, the outlook for the fourth quarter of fiscal 2021 remains consistent with the most recent results.  However, the impact of the Coronavirus pandemic and global semiconductor shortage on our future operations and financial results will depend on numerous evolving factors that we cannot accurately predict. Given these uncertainties, the Company has elected not to provide specific guidance regarding fiscal 2022.

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company’s products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol “TRCK” on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Track Group, Inc., and subsidiaries (“Track Group”) are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group’s current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Track Group’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items including but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) June 30,	September 30,
Assets	2021	2020
Current assets:
Cash	$8,277,137	$6,762,099
Accounts receivable, net of allowance for doubtful accounts of $2,679,079 and $2,654,173, respectively	6,476,717	5,546,213
Prepaid expense and deposits	895,145	866,389
Inventory, net of reserves of $0 and $6,483, respectively	136,542	124,606
Total current assets	15,785,541	13,299,307
Property and equipment, net of accumulated depreciation of $2,866,631 and $2,531,631, respectively	234,765	378,764
Monitoring equipment, net of accumulated depreciation of $5,768,050 and $6,639,883, respectively	3,150,399	2,065,947
Intangible assets, net of accumulated amortization of $18,150,085 and $16,390,721, respectively	21,489,550	21,171,045
Goodwill	8,518,579	8,220,380
Deferred tax asset	727,521	432,721
Other assets	4,349,103	2,166,743
Total assets	$54,255,458	$47,734,907

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,356,618	$2,199,215
Accrued liabilities	3,795,542	14,958,628
Current portion of long-term debt	552,555	30,914,625
Total current liabilities	6,704,715	48,072,468
Long-term debt, net	43,647,848	418,575
Long-term liabilities	30,877	164,487
Total liabilities	50,383,440	48,655,530

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,461,966 and 11,414,150 shares outstanding, respectively	1,146	1,141
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,267,862	302,270,242
Accumulated deficit	(297,565,167)	(302,270,933)
Accumulated other comprehensive loss	(831,823)	(921,073)
Total equity (deficit)	3,872,018	(920,623)
Total liabilities and stockholders’ equity (deficit)	$54,255,458	$47,734,907

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Revenue:
Monitoring and other related services	$10,183,133	$8,325,697	$29,197,152	$24,587,212
Product sales and other	124,687	158,213	374,403	449,255
Total revenue	10,307,820	8,483,910	29,571,555	25,036,467

Cost of revenue:
Monitoring, products and other related services	4,150,583	3,379,934	11,752,833	9,848,520
Depreciation and amortization included in cost of revenue	521,386	482,797	1,535,083	1,464,396
Total cost of revenue	4,671,969	3,862,731	13,287,916	11,312,916

Gross profit	5,635,851	4,621,179	16,283,639	13,723,551

Operating expense:
General & administrative	2,868,839	2,329,520	7,583,410	8,064,593
Selling & marketing	703,014	487,786	1,867,880	1,671,767
Research & development	332,588	281,820	974,451	901,712
Depreciation & amortization	434,348	505,585	1,476,178	1,530,811
Total operating expense	4,338,789	3,604,711	11,901,919	12,168,883

Operating income	1,297,062	1,016,468	4,381,720	1,554,668

Other income (expense):
Interest expense, net	(468,955)	(622,869)	(1,674,499)	(1,821,726)
Currency exchange rate gain (loss)	191,058	535,141	1,133,900	(655,791)
Other income (loss), net	-	-	1,000,782	(4,347)
Total other income (expense)	(277,897)	(87,728)	460,183	(2,481,864)
Income (loss) before income taxes	1,019,165	928,740	4,841,903	(927,196)
Income tax (benefit) expense	(178,876)	514,678	136,137	612,426
Net income (loss) attributable to common shareholders	1,198,041	414,062	4,705,766	(1,539,622)
Foreign currency translation adjustments	36,762	8,497	89,250	76,987
Comprehensive income (loss)	$1,234,803	$422,559	$4,795,016	$(1,462,635)
Net income/(loss) per share – basic:
Net income/(loss) per share	$0.10	$0.04	$0.41	$(0.14)
Weighted average shares outstanding	11,460,694	11,414,150	11,436,609	11,362,416
Net income/(loss) per share – diluted:
Net income/(loss) per share	$0.10	$0.04	$0.39	$(0.14)
Weighted average shares outstanding	12,015,742	11,414,150	12,051,679	11,362,416

TRACK GROUP, INC. AND SUBSIDIARIES

NON-GAAP ADJUSTED EBITDA JUNE 30, 2021 (UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$1,198	$414	$4,706	$(1,540)
Interest expense, net	468	623	1,674	1,822
Depreciation and amortization	955	988	3,011	2,995
Income taxes (1)	(179)	514	136	612
Board compensation and stock-based compensation	75	75	225	245
Loan forgiveness	-	-	(1,001)	-
Foreign exchange (gain)/loss	(191)	(535)	(1,134)	656
Other charges, net (2)	476	196	709	876
Non GAAP Adjusted EBITDA	$2,802	$2,275	$8,326	$5,666
Non GAAP Adjusted EBITDA, percent of revenue	27.2%	26.8%	28.2%	22.6%
Non-GAAP Basic earnings per share
Weighted average common shares outstanding	11,460,694	11,414,150	11,436,609	11,362,416
Non-GAAP Basic earnings per share	$0.24	$0.20	$0.73	$0.50
Non-GAAP Diluted earnings per share
Weighted average common shares outstanding	12,015,742	11,414,150	12,051,679	11,362,416
Non-GAAP Diluted earnings per share	$0.23	$0.20	$0.69	$0.50

(1)

Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)	Other charges may include gains or losses and non-recurring accrual adjustments.